Exhibit 4.2
                                                                  -----------


                  WARRANT AGREEMENT, dated as of April 12, 2002, between McLeodUSA Incorporated, a Delaware corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A , a national banking association, as Warrant Agent (the "Warrant Agent").

                  WHEREAS, the Company proposes to issue warrants as hereinafter described (the "Warrants") to purchase up to an aggregate of 44,318,182 shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), pursuant to (i) section 4.6 of the Amended Plan of Reorganization of McLeodUSA Incorporated, dated February 28, 2002 (as it may be further amended or modified, the "Plan") and (ii) that certain Amended and Restated Purchase Agreement, dated as of January 30, 2002, by and among the Company and the investors party thereto; and

                  WHEREAS, the Company wishes the Warrant Agent to act as Warrant Agent on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance of the Warrants and other matters provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and for good and valuable consideration, the parties hereto agree as follows:

1. Appointment of Warrant Agent; Issuance of Warrants; Form of Warrants. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall maintain the Warrant Register described in Section 2 and shall countersign, issue and deliver the Warrants and carry out the other duties specified herein under the terms of this Agreement and the written instructions of the Chairman of the Board, the President, one of the Vice Presidents, the Secretary or one of the Assistant Secretaries of the Company.

                  The Warrants shall be in registered form only and shall be evidenced by certificates ("Warrant Certificates" or "Certificates") substantially in the form attached hereto as Exhibit A. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer or a Vice President of the Company and attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company.

                  Each Warrant shall be countersigned by the manual signature of the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent upon initial issuance and upon division, exchange, substitution or transfer.

                  In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent, such Warrant Certificates may, nevertheless, be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. Any Warrant Certificates may be signed on behalf of the Company by any person who, at the actual date of execution of such Warrant Certificates, shall be a proper officer of the Company to sign such Warrant Certificates, even if such person did not hold such office on the date of this Agreement.

2. Registration. The Warrants shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued, which register shall be kept at one of the Warrant Agent's offices in South St. Paul, Minnesota. The Warrant Register shall show the names and addresses of the respective holders of the Warrants, the number of Shares purchasable on the face of each Warrant so held and the date of such Warrant. The Company and the Warrant Agent shall be entitled to treat the registered holder of any Warrant on the Warrant Register (the "Holder", which term shall also refer to the registered holder of any Shares) as the owner in fact thereof for all purposes and shall not be bound to recognize, or make any inquiries with respect to, any equitable or other claim to or interest in such Warrant on the part of any other person, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

3. Exchange of Warrant Certificates. Each Warrant Certificate may be exchanged for another Certificate or Certificates entitling the Holder thereof to purchase a like aggregate number of Shares as the Certificate or Certificates surrendered then entitle such Holder to purchase. No fractional Warrant Certificates shall be issued. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent and shall surrender, properly endorsed, the Certificate or Certificates to be so exchanged at the office of the Warrant Agent designated for such purpose. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Warrant Certificates.

4. Transfers of Warrants. The Warrants shall be transferable only on the Warrant Register upon surrender thereof accompanied by a written instrument for transfer in the form of the assignment appearing on the form of Warrant Certificate attached hereto as Exhibit A, duly executed by the Holder or by his duly authorized attorney or representative. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant or Warrants to the persons entitled thereto. The Holder of such Warrants shall pay any transfer taxes or other reasonable charges as the Company may prescribe in connection with such transfer.

5.       Term of Warrants; Exercise of Warrants.


                  (a) Each Warrant entitles the Holder thereof to purchase one Share, subject to adjustment as set forth herein, at any time until 5:00 P.M., New York City time, on April 16, 2007; provided that if such date shall not be a Business Day (as defined below), then 5:00 P.M., New York City Time, on the next following day which is a Business Day (the "Expiration Date"), at an initial exercise price per Share equal to $1.3538462, subject to adjustment as set forth herein (the "Exercise Price"). As used herein, the term "Business Day" shall mean a day which is not a Saturday or Sunday and which is not, in the State of New York, a holiday or a day on which banks are authorized to close. Each Warrant not exercised on or before the Expiration Date shall expire.

                  (b) The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Sections 11 and 12 of this Agreement. Subject to the provisions of this Agreement, each Holder of a Warrant Certificate shall have the right to exercise the Warrants evidenced thereby in whole or in part at any time and from time to time prior to the Expiration Date upon surrender of the Warrant Certificate, with the form of election to exercise (the "Exercise Notice") on the reverse side thereof duly filled in and executed, to the Warrant Agent at the office of the Warrant Agent designated for such purpose, together with payment of the Exercise Price, for the number of Shares in respect of which such Warrants are then exercised.

                  (c) Payment of the Exercise Price shall be made at the option of the Holder (i) by cashier's check, official bank check or money order made payable to the order of the Company or wire transfer of funds to an account designated by the Company or (ii) by the surrender of a Warrant Certificate to the Warrant Agent, with a duly executed Exercise Notice marked to reflect "Cashless Exercise" (a "Cashless Exercise"), and, in either case, specifying the number of Warrants being exercised. Upon an exercise of Warrants other than a Cashless Exercise, the holder shall be entitled to receive the number of shares of Common Stock purchasable upon exercise of the number of Warrants specified in the Exercise Notice. Upon a Cashless Exercise, the holder shall be entitled to receive the number of shares of Common Stock computed using the following formula:


         X = Y x (A-B)
                 -----
                   A

         Where X = the number of shares of Common Stock to be issued to the Holder;

                  Y = the number of shares of Common Stock purchasable upon the exercise for cash of the number of Warrants specified in the Exercise Notice;

                  A = the Fair Market Value of one share of the Common Stock;

                  B = the Exercise Price (as adjusted to the date of such calculation).

                  (d) The date of exercise of any Warrant shall be deemed to be the date of receipt of the Warrant Certificate by the Warrant Agent with an Exercise Notice duly filled in and executed and accompanied by proper payment as herein provided. The method of delivery of any Warrant Certificates to the Warrant Agent is at the option and risk of the Holder thereof.


                  (e) Upon receipt of a Warrant Certificate representing an exercisable Warrant, with the Exercise Notice duly filled in and executed, accompanied by payment of the Exercise Price for the Shares to be purchased as provided in Section 5(c), the Warrant Agent shall thereupon promptly (i) requisition from any transfer agent of the Shares (or make available, if the Warrant Agent is the transfer agent) certificate(s) for the number of Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional Shares in accordance with Section 13, (iii) promptly after receipt of certificate(s) representing such Shares, cause the same to be delivered to or upon the order of the Holder of such Warrant Certificate, registered in such name or names as may be designated by such Holder, and (iv) when appropriate, after receipt thereof, promptly deliver such cash to or upon the order of the Holder of such Warrant Certificate. In the event that the Company is obligated to issue other securities of the Company upon the exercise of a Warrant, the Company shall make all arrangements necessary so that such other securities are available for distribution by the Warrant Agent, if and when appropriate.


                  (f) In case the Holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Warrant Agent and delivered to the Holder of such Warrant Certificate or to his duly authorized assigns.


6. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent shall deliver all canceled Warrant Certificates to the Company.


7. Payment of Taxes. The Company shall pay all federal and state transfer taxes, documentary stamp taxes, and charges, if any attributable to the initial issuance of Warrants and of Shares initially issued upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant Certificates or any certificates for Shares in a name other than that of the Holder of such Warrants or to issue or deliver any certificates for Shares in a name other than that of the Holder upon the exercise of any Warrants until such tax shall have been paid (any such tax being payable by the Holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.


8. Mutilated or Missing Warrants. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor to the Warrant Agent for countersignature and delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.


9.       Reservation and Availability of Common Stock; Purchase of
         Warrants.


                  9.1 Reservation and Availability of Common Stock; Listing of Common Stock. The Company covenants and agrees that it shall at all times cause to be reserved and kept available, free from preemptive rights, out of the authorized and unissued Shares, a number of Shares that shall be sufficient to permit the exercise in full of the rights of purchase represented by the Warrants.


                  The Company covenants and agrees that it shall take all such action as may be necessary to ensure that all Shares that may be issued upon exercise of Warrants shall, at the time of delivery of the certificates for such Shares (subject to the payment of the Exercise Price), be duly and validly authorized and issued, fully paid and nonassessable outstanding Shares of the Company.

                  The Company will use its reasonable efforts so that the shares of Common Stock issuable upon exercise of the Warrants, as soon as reasonably practicable following their issuance upon the exercise of this Warrant, will be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America, if any, on which the shares of Common Stock are then listed (but, in any event, such listing shall be effected by the Company within the time frame required by any such exchanges, quotation systems or other markets).

                  9.2 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, to purchase, or otherwise acquire in negotiated transactions, Warrants at such times, in such manner and for such consideration as it may deem appropriate.


10. Common Stock Record Date. Each person in whose name any certificate for Shares is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of the Shares represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly presented and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such presentation and payment is a date upon which the transfer books of the Company are closed, such person shall be deemed to have become the record holder of such Shares on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open; provided, further, that unless otherwise provided by law, such transfer books shall not be closed at any one time for a period of longer than five calendar days. Prior to the exercise of the rights evidenced thereby, the Holder of a Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to Shares for which the Warrants shall be exercisable, including, without limitation, the right to vote upon any matter submitted to the stockholders of the Company, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceeding of the Company, except as provided herein.


11. Consolidation, Merger, etc. If any consolidation or merger of the Company with another corporation or other entity or the sale of all or substantially all of its assets to another corporation or other entity (each an "Extraordinary Event") shall be effected, then, as a condition of such Extraordinary Event, the Company shall cause lawful and adequate provision to be made whereby the Holders of Warrants shall thereafter have the right to receive, upon exercise hereof and the payment of the Exercise Price, in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of the Warrants, such shares of stock, securities or property (including cash) as may be issued or payable with respect to or in exchange for a number of shares of Common Stock of the Company immediately theretofore receivable upon the exercise of the Warrants had such Extraordinary Event not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holders of the Warrants to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or property thereafter deliverable upon the exercise hereof. The foregoing provisions shall similarly apply to successive Extraordinary Events. The Company shall not effect any such consolidation, merger or sale of all or substantially all of its assets unless, prior to the consummation thereof, the successor corporation or other entity (if other than the Company) resulting from such consolidation or merger or the corporation or other entity purchasing such assets shall assume by written instrument the obligation to deliver to such Holder such shares of stock, securities or property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase or receive.


12.      Antidilution Protection.


                  12.1 If at any time or from time to time after the date of this Agreement, the Company issues or sells, or is deemed by the express provisions of this Section 12 to have issued or sold, any Additional Shares of Common Stock (as defined below), other than as a dividend or other distribution on any class of stock as provided in Section 12.4 and other than a subdivision or combination of shares of Common Stock as provided in
Section 12.5, without consideration or for an Effective Price (as defined below) less than the Fair Market Value (as defined below) per share of Common Stock immediately prior to the time of such issue or sale, the then effective Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to the price equal to the quotient obtained by dividing: (A) the product of (x) such Exercise Price multiplied by (y) the sum of (i) the total number of shares of Common Stock Outstanding (including any shares of Common Stock deemed to have been issued pursuant to this Section 12) immediately prior to such issuance, and (ii) a number of shares of Common Stock calculated by dividing the consideration received by the Company from such issuance by the Fair Market Value per Share of the Common Stock; by (B) the total number of shares of Common Stock Outstanding (including any shares of Common Stock deemed to have been issued pursuant to this Section 12) immediately after such issuance of the Additional Shares of Common Stock. No adjustment of the Exercise Price, however, shall be made in an amount less than $0.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more. Upon any such reduction in the Exercise Price, the total number of Shares issuable upon exercise of a Warrant shall be equal to the amount obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.


                  12.2 For the purpose of making any adjustment required under this Section 12, the consideration received by the Company for any issue or sale of securities shall (i) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (ii) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Board of Directors of the Company or any committee thereof, and (iii) if Additional Shares of Common Stock, Convertible Securities (as defined below) or Options (as defined below) to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Options.


                  12.3 For the purpose of the adjustment required under this Section 12, if the Company issues or sells any (i) stock or other securities convertible into or exercisable or exchangeable for Additional Shares of Common Stock (such convertible, exercisable or exchangeable stock or securities being herein referred to as "Convertible Securities") or (ii) rights, options or warrants for the purchase of Additional Shares of Common Stock or Convertible Securities (such rights, options or warrants being referred to herein as "Options"), and if the Effective Price of such Additional Shares of Common Stock is less than the Fair Market Value of a share of Common Stock immediately prior to the time of the granting of such Convertible Securities or Options, the Company shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Options or Convertible Securities, plus, in the case of such Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion, exercise or exchange thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise, conversion or exchange of Options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise, conversion or exchange of such Options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise, conversion or exchange of such Options or Convertible Securities. No further adjustment of the Exercise Price, as adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Options or the conversion, exercise or exchange of any such Convertible Securities. If any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price as adjusted upon the issuance of such Options or Convertible Securities, shall be readjusted at the time of such expiration to the Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, exercised or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion, exercise or exchange of such Convertible Securities.


                  12.4 In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities (other than rights or warrants distributed to all holders of such stock, which shall be treated in accordance with Section 12.3), any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Exercise Price then in effect immediately prior to such dividend declaration or distribution shall be reduced and the number of Shares issuable upon exercise of a Warrant shall be increased as if the Company had subdivided its outstanding shares of Common Stock into a greater number of shares as provided in Section 12.5.


                  12.5 If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of Shares issuable upon exercise of a Warrant will be proportionately increased and the Exercise Price will be proportionately decreased, and if the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of a Warrant will be proportionately decreased and the Exercise Price will be proportionately increased.


                  12.6 Other than ordinary cash dividends or distributions paid out of the Company's current earnings, which are specifically excluded from the provisions of this Section 12.6, in the event the Company shall fix a record date for the making of a dividend or distribution on its Common Stock payable in cash, securities of other persons, evidences of indebtedness issued by the Company or other persons, assets or warrants or rights not referred to in Section 12.4 or 12.5 (the "Other Distribution"), then, in each such case, at the election of the Company, either (i) the number of Shares issuable after such record date upon exercise of a Warrant shall be adjusted by multiplying the number of Shares issuable upon the exercise of a Warrant immediately prior to such record date by a fraction, the numerator of which shall be the then Fair Market Value per share of Common Stock on the record date for such distribution and the denominator of which shall be the then Fair Market Value per share of Common Stock on the record date for such distribution less an amount equal to the then fair market value (as determined in good faith by the Board of Directors of the Company) of the Other Distribution applicable to one share of Common Stock, or (ii) adequate provision shall be made so that the Holders of Warrants shall have the right to receive, in addition to shares of Common Stock upon the exercise of the Warrants, at the election of the Company, either (A) the Other Distribution to which such holder would have been entitled as a holder of Common Stock if such Holder had exercised such Warrant immediately prior to the record date for such distribution or (B) the cash equivalent of such Other Distribution. Upon any adjustment in the number of Shares issuable upon exercise of a Warrant pursuant to clause (i) above, the Exercise Price shall be equal to the amount obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the number of Shares issuable upon exercise of such Warrant immediately after such adjustment.


                  If the Company elects to adjust the number of Shares issuable upon the exercise of a Warrant pursuant to clause (i) above, such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders of the Company entitled to receive such distribution; provided however, that the Company shall deliver to a Holder who exercises a Warrant after any such record date, but prior to the related distribution, a due bill or other appropriate instrument evidencing such Holder's right to receive such distribution upon its occurrence.

                  Notwithstanding the foregoing, the Company shall not elect the adjustment provided for in clause (i) above if the then fair market value (as determined in good faith by the Board of Directors of the Company) of the Other Distribution applicable to one share of Common Stock is equal to or greater than the then Fair Market Value per share of Common Stock on the record date of such distribution.

                  12.7 "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 12 (whether or not subsequently reacquired or retired by the Company), other than Excluded Stock.


                  "Common Stock Outstanding" means, as of any date, the sum of the number of shares of Common Stock outstanding plus the aggregate number of shares of Common Stock into which the Company's Class B Common Stock, par value $.01 per share, and the Company's Class C Common Stock, par value $.01 per share, are convertible as of such date.

                  "Excluded Stock" shall mean (i) Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of the Company or any subsidiary pursuant to stock purchase or stock option plans or other compensation arrangements that are approved by the Board of Directors; (ii) Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the date of this Agreement or issued in connection with the Plan; (iii) securities issued as consideration for the acquisition of any person or entity whether by merger or otherwise; (iv) Common Stock issued pursuant to a transaction for which an adjustment is made pursuant to Section 11 or Section 12.4 or 12.5; and (v) shares of Common Stock issued for cash in a registered underwritten offering bona fide offered and sold to the public.

                  The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 12, into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 12, for such Additional Shares of Common Stock.

                  "Average Price" means, with respect to any shares of stock or securities, including the Common Stock, on any date of determination, (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, the average for the twenty (20) Trading Days preceding and including such date of determination of the last reported sale prices per share on such national securities exchange or (ii) if the relevant stock or security is (x) admitted to unlisted trading privileges on any exchange or
(y) quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, the average for the twenty (20) Trading Days preceding and including the date of determination of the average of the last reported bid and asked prices per share or security reported by the National Quotation Bureau or such other system then in use.

                  "Fair Market Value" means, with respect to any shares of stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or admitted to unlisted trading privileges on such exchange or quoted in the Nasdaq System, the Average Price per share or security, as the case may be, at the close of trading on the Trading Day on which the relevant determination is to be made (the date of exercise of the Warrant, in the case of any such determination to be made with respect to such exercise) or, if such day is not a Trading Day, the Trading Day immediately preceding such day and (ii) if such stock or security is not so listed or admitted to unlisted trading privileges, the current fair market value of such stock or security as determined in good faith by the Board of Directors of the Corporation.

                  "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (ii) if the relevant stock or security is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system.

                  12.8

No adjustment pursuant to this Section 12 need be made for the adoption of a plan commonly referred to as a "Stockholders' Rights Plan" which provides for the issuance of rights to acquire shares of capital stock upon the occurrence of some event that is not within the control of the rights holders, or the issuance of rights under such plan; provided that the issuance of capital stock pursuant to such rights shall require adjustment to the Exercise Price and number of Shares purchasable upon the exercise hereof.

                  12.9

Whenever the Exercise Price is adjusted or the number of Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each Holder of a Warrant Certificate in accordance with
Section 20 hereof. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

                  12.10 In the event of any adjustments in the Exercise Price or the number or kind of securities purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of Shares as are stated in the Warrant Certificates initially pursuant to this Agreement, unless a Holder requests in writing that its Warrant Certificate be revised to reflect such adjustments.


13. Fractional Interests. The Company shall not be required to issue fractional Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares purchasable on exercise of the Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to (a) the Fair Market Value for one Share, as defined herein, on the day immediately preceding the date the Warrant is presented for exercise multiplied by (b) such fraction.


14. Agreements of Holders. Every Holder of a Warrant by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant that:


                  (a) the Warrant Certificates are transferable only on the registry books of the Warrant Agent if surrendered at the office of the Warrant Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and


                  (b) the Company and the Warrant Agent may deem and treat the person in whose name a Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


15. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation or other entity into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation or other entity resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be a party, or any corporation or other entity succeeding to the corporate trust or stock transfer business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation or other entity would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17 hereof. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and, in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificate either in the name of the predecessor or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates in this Agreement.


         In case at any time the name of the Warrant Agent shall be changed, and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and, in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

16. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:


                  16.1 The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it.


                  16.2 The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.


                  16.3 The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.


                  16.4 The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.


                  16.5 The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence or bad faith.


                  16.6 The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.


                  16.7 The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.


                  16.8 The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.


                  16.9 The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on the purchase of Shares through the exercise of Warrants.


17. Change of Warrant Agent. The Warrant Agent or any successor Warrant Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days' notice in writing mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Notwithstanding any provision to the contrary contained herein, the removal or resignation of the Warrant Agent will not be effective until such time as a successor Warrant Agent has been appointed in accordance with the terms of this Agreement. Any successor Warrant Agent, whether appointed by the Company or by a court, shall be (a) a corporation or other entity organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York); in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least fifty million dollars ($50,000,000) or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock and mail a notice thereof in writing to the Holders of the Warrant Certificates. Failure to give any notice provided for in this Section 17, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.


18. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per Share and the number or kind or class of shares or other securities or property, purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement.


19. Notice of Certain Events. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the Holders of Common Stock or to make any other distribution to the Holders of Common Stock (other than ordinary cash dividends or distributions paid out of the Company's current earnings) or (b) to offer to the Holders of Common Stock rights or warrants to subscribe for or to purchase any additional Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than fifty percent (50%) of the assets of the Company and its subsidiaries (taken as a whole) to any other person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each Holder of a Warrant Certificate, in accordance with Section 20 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the Holders of the Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty (20) days prior to the record date for determining Holders of the Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the Holders of the Shares, whichever shall be the earlier. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.


20. Notices. Notices or demands authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Warrant Agent) as follows:


                  McLeodUSA Incorporated

                  6400 C Street SW,
                  Cedar Rapids, Iowa 52404.
                  Attn: General Counsel

Any notice or demand authorized by this Agreement to be given or made by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  Wells Fargo Bank Minnesota, N.A.
                  161 North Concord Exchange
                  South St. Paul, MN  55075
                  Attn:  Shareowner Relations Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Warrant Agent to the holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such Holder at the address of such Holder as shown on the Warrant Register.

21. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without approval of any holders of Warrant Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, that, in any such case, such change or supplement does not adversely affect the interests of the holders of Warrant Certificates; provided, further, that in no event will an amendment or supplement to this Agreement that increases the aggregate number of Shares for which Warrants may be issued under this Agreement to provide for the treatment of fractional Warrants under the Plan be deemed to adversely affect the holders of Warrant Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 21, the Warrant Agent shall execute such supplement or amendment.


22. Determination and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the total number of shares of Common Stock Outstanding at any particular time shall be made on a fully diluted basis. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Warrant Agent, the Holders of the Warrant Certificates and all other parties absent manifest error and (y) not subject the Board of Directors to any liability to the Holders of the Warrant Certificates.


23. No Rights as Stockholders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders or their transferees any rights whatsoever as stockholders of the Company, including, without limitation, the right to vote or to receive dividends or to consent to or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or on any other matter.


24. Registration Rights. Upon receipt of a written request, the Company agrees to negotiate in good faith to enter into a registration rights agreement within 90 days of such request with
         (i) any Holder of Warrants who, as of the date of issuance of the Warrants, is the beneficial owner of more than 10% of the outstanding voting stock of the Company or (ii) any Holder having a representative on the Board of Directors of the Company resulting in such Holder being deemed to be an affiliate of the Company and thereby requiring registration rights; provided that the aggregate market value (based on the Fair Market Value of the Common Stock on the date the Company receives such request) of the securities of such Holder to be registered must be at least $5,000,000. Such registration rights agreement shall provide for limited shelf registration rights to facilitate resales of Common Stock issuable upon exercise of the Warrants by such Holder and include customary terms and conditions for such agreements, including reimbursement of registration expenses and "blackout" periods.


25. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder, whether by merger or otherwise.


26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.


27. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


28. Governing Law. This Agreement, each Warrant and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.


29. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


30. Counterparts. This Agreement may be executed in any number of counterparts each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.


                                 SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

                                            MCLEODUSA INCORPORATED


                                            By: /s/ Randall Rings
                                               ---------------------------
                                               Name:  Randall Rings
                                               Title: Group Vice President


                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            As Warrant Agent


                                            By: /s/ Kenneth P. Swanson
                                                --------------------------
                                                Name: Kenneth P. Swanson
                                                Title: Vice President


                                                                  EXHIBIT A



                            VOID AFTER 5:00 P.M.
                           NEW YORK CITY TIME, ON
                               APRIL16, 2007

No._________                                                  ______ Warrants


                    WARRANT CERTIFICATE FOR PURCHASE OF
                              COMMON STOCK OF
                           MCLEODUSA INCORPORATED

     This certifies that, for value received, _______________, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner to purchase, subject to the terms and conditions hereof and of the Warrant Agreement mentioned below, at any time after the date hereof and prior to the Expiration Date (as herein defined), one share of the Class A common stock, par value $.01 per share (the "Common Stock"), of McLeodUSA Incorporated, a Delaware corporation (the "Company"), at the exercise price equal to $1.3538462 per share payable (i) by cashier's check, official bank check or money order made payable to the order of the Company or wire transfer of funds to an account designated by the Company or (ii) by the surrender of this Warrant to the Company, with a duly executed exercise notice marked to reflect "Cashless Exercise," upon surrender of this Warrant Certificate with the form of Election to Exercise on the reverse hereof duly completed and executed together with payment of the exercise price at the office or agency of the Warrant Agent (as defined in the Warrant Agreement) in the City of South St. Paul, State of Minnesota.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to, and are subject to all of the terms, provisions and conditions of, that certain Warrant Agreement dated as of April 12, 2002 (hereinafter called the "Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement and the summary of its terms set forth on the reverse side of this Warrant Certificate are hereby incorporated into this Warrant Certificate by reference and made a part of this Warrant Certificate. The Warrant Agreement sets forth the terms and conditions under which the exercise price of a Warrant, the type of shares or other consideration to be received upon exercise of the Warrant, and/or the number of shares to be received upon exercise of a Warrant are or may be adjusted. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the holders of the Warrant Certificates or Warrants. In the event of any conflict between the provisions of this Warrant Certificate and the Warrant Agreement, the provisions of the Warrant Agreement shall control.

     Copies of the Warrant Agreement are available for inspection at the South St. Paul office of the Warrant Agent, Wells Fargo Bank Minnesota, N.A , or may be obtained upon written request addressed to the Secretary, McLeodUSA Incorporated, 6400 C Street SW, Cedar Rapids, Iowa 52404. The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants or shares, but shall make adjustment therefor in cash on the basis of the Fair Market Value of any fractional interest as provided in the Warrant Agreement.

     The Warrants evidenced by this Warrant Certificate shall expire at 5:00 p.m., New York City time, on April 16, 2007; provided that if such date shall not be a Business Day (as defined below), then 5:00 P.M., New York City Time, on the next following day which is a Business Day ("Expiration Date"). As used herein, the term "Business Day" shall mean a day which is not a Saturday or Sunday and which is not, in the State of New York, a holiday or a day on which banks are authorized to close.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as that term is used in the Warrant Agreement.

     Witness the facsimile signatures of the duly authorized officers of the Company.



DATED:          ,



                                            MCLEODUSA INCORPORATED


                                            By:_________________________
                                                     President

                                            Attest:________________________
                                                     Secretary



COUNTERSIGNED:



WELLS FARGO BANK MINNESOTA, N.A,
          Warrant Agent


By:___________________________________
        Authorized Signature





SUMMARY OF TERMS OF WARRANT AGREEMENT

     The Warrant Agreement provides that, if the initial purchase price set forth on the face of this Warrant Certificate (the "Exercise Price") is adjusted from time to time for reasons enumerated in the Warrant Agreement, the number of shares purchasable upon the exercise of each Warrant represented by this Warrant Certificate and the type of securities or other property subject to purchase upon the exercise of each Warrant represented by this Warrant Certificate are subject to modification or adjustment.

     The Warrants evidenced by this Warrant Certificate shall be exercisable until 5:00 p.m., New York City time, on April 16, 2007; provided that if such date shall not be a Business Day, then 5:00 P.M., New York City Time, on the next following day which is a Business Day.

     In the event that upon any exercise the number of Warrants exercised shall be fewer than the total number of Warrants represented hereby, there shall be issued to holder hereof or his assignee a new Warrant Certificate evidencing the Warrants not so exercised.

     The Company shall not be required to issue fractions of shares or any certificates which evidence fractional shares. In lieu of a fractional share there shall be paid to the registered holder of a Warrant with regard to which the fractional share would be issuable an amount in cash equal to the same fraction of the Fair Market Value (as determined under the Warrant Agreement) of a share.

     The Company and the Warrant Agent may deem and treat the registered holder of this Warrant Certificate as the absolute owner hereof and the Warrants represented by this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise of such Warrants and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     Prior to the exercise of the Warrants represented hereby, the registered holder of this Warrant Certificate, as such, shall not be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, and nothing contained in the Warrant Agreement or herein shall be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company, including, without limitation, the right to vote upon any matter submitted to stockholders of the Company, to receive dividends or other distributions, to exercise any preemptive rights or to receive any notice of any proceedings of the Company (except as provided in the Warrant Agreement).

     Upon surrender of this Warrant Certificate with the form of Assignment below duly completed, accompanied by payment of an amount equal to any applicable transfer tax, at the office or agency of the Warrant Agent indicated on the face of this Warrant Certificate, a new Warrant Certificate or Certificates representing the Warrants represented by this Warrant Certificate shall be issued to the transferee; provided, however, that if the registered holder of this Warrant Certificate elects to transfer fewer than all of the Warrants represented by this Warrant Certificate, a new Warrant Certificate for the Warrants not so transferred shall be issued to such registered holder. This Warrant Certificate, together with other Warrant Certificates, may be exchanged by the registered holder for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate Warrants equal in number to the same full number of Warrants represented by this Warrant Certificate and any other Warrant Certificate so exchanged with the form of Assignment duly completed and executed. Certificates for fractions of a Warrant will not be issued upon any exchange or transfer.

     If the day of receipt of this Warrant Certificate with the form of Election to Exercise duly filled in and executed, accompanied by payment of the Exercise Price (either in cash or pursuant to a "Cashless Exercise") for the shares specified in the form of Election to Exercise (and of an amount to any applicable taxes or governmental charges), shall occur within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise, and the person entitled to receive delivery of such certificates shall not be deemed to have become a holder of record of such shares, until the next succeeding Business Day on which the transfer books of the Company are open.

            To be printed on reverse side of Warrant Certificate

     FORM OF ELECTION TO EXERCISE

                  Cashless Exercise _______ NO _______ YES
                   (See Section 5(c) of the Warrant Agreement)

     The undersigned hereby irrevocably elects to exercise Warrants
evidenced by this Warrant Certificate, and to purchase      full shares (the
"Shares"), of the Class A common stock, par value $.01 per share (the
"Common Stock") of McLeodUSA Incorporated, a Delaware corporation (the "Company"), issuable upon exercise of such Warrants, and, unless "Cashless Exercise" is marked "Yes" above, herewith tenders payment for such Shares
in the amount of $      in accordance with the terms hereof. The undersigned
requests that a certificate for such Shares be registered in the name of
                whose address is                                  , and
whose social security number or other identifying number is              ,
and that such certificate be delivered to
              whose address is                        . If said number of
Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the right to purchase the remaining balance of the Shares of Common Stock for which this Warrant Certificate is exercisable be registered in the name of
whose address is                                 and whose social security
number or other identifying number is               ,                . Any
check representing payment to be paid by the Company in lieu of fractional
shares should be made payable to                       and should be delivered
to                   whose address is                .

Name of registered holder of Warrant:

                                            (Please print)
Address:
                           (Please print)

                                            Signature(s):

                                               NOTE:  The above
                                                      signature(s) must
                                                      correspond with the
                                                      name written upon the
                                                      face of this Warrant
                                                      Certificate in every
                                                      particular, without
                                                      alteration or
                                                      enlargement or any
                                                      change whatever. If
                                                      this Warrant is held
                                                      of record by two or
                                                      more joint owners,
                                                      all such owners must
                                                      sign.

                                            Dated:                   , 200_

         Signature Guarantee:


         (All signatures should be guaranteed
         by an eligible guarantor institution
         (Banks, Stockbrokers, Savings and
         Loan Associations and Credit Unions
         with membership in an approved
         signature guarantee medallion
         program), pursuant to SEC Rule 17Ad-15)


                             FORM OF ASSIGNMENT

         (To be signed only upon assignment of Warrant Certificate)

     FOR VALUE RECEIVED,                              hereby sells, assigns
and  transfers unto
                                               whose address is
and whose social security number or other identifying number is             ,
the Warrant Certificate, together with all right, title and interest therein and to the Warrants represented thereby, and does hereby irrevocably
constitute and appoint                           , attorney, to transfer
said Warrant Certificate on the books of the Company, with full power of substitution in the premises.


                                          Signature(s)



                                              NOTE:   The above
                                                      signature(s) must
                                                      correspond with the
                                                      name written upon the
                                                      face of this Warrant
                                                      Certificate in every
                                                      particular, without
                                                      alteration or
                                                      enlargement or any
                                                      change whatever. If
                                                      this Warrant is held
                                                      of record by two or
                                                      more joint owners,
                                                      all such owners must
                                                      sign.

                                          Dated:                , 200_

Signature Guarantee:



(All signatures should be guaranteed by an eligible guarantor institution (Banks,
Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15)